Exhibit 23.3

August 27, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 1 to the Registration Statement on Form S-3/A and related Prospectus of Cool Holdings, Inc. and subsidiaries (formerly known as InfoSonics and Subsidiaries) (collectively, the “Company”) of our report dated January 16, 2018 relating to the financial statement of OneClick International LLC as of December 31, 2016 and for the period from incorporation (June 6, 2016) to December 31, 2016.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Yours truly,

/s/ MNP LLP

MNP LLP